SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 23, 2013

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	000-30061	95-4557538
(State of other Jurisdiction of	(Commission file no.)	(IRS employer identification no.)
incorporation)

9705 N. Broadway Ext. Ste 200, 2nd Floor
Oklahoma City, OK 73114
(Address of principal executive offices)

+ 31 20 653 5916

(Issuer's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report, including the exhibits, includes forward-looking statements.  We have based these forward-looking statements on our current expectations and projections about future events.  Our actual results may differ materially from those discussed herein, or implied by, these forward-looking statements.  Forward-looking statements are generally identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements included in this Report or our other filings with the SEC include, but are not necessarily limited to, those relating to:

•	risks and uncertainties associated with the integration of the assets and operations we have acquired and may acquire in the future;

•	our possible inability to raise or generate additional funds that will be necessary to continue and expand our operations;

•	our potential lack of revenue growth;

•	our potential inability to add new products and services that will be necessary to generate increased sales;

•	our potential lack of cash flows;

•	our potential loss of key personnel;

•	the availability of qualified personnel;

•	international, national regional and local economic political changes;

•	general economic and market conditions;

•	increases in operating expenses associated with the growth of our operations;

•	the possibility of telecommunications rate changes and technological changes;

•	the potential for increased competition; and

•	other unanticipated factors.

2

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 17, 2013, Elephant Communications Corp., (the “Company”) received a notice from NYSE MKT LLC (the “Exchange”) indicating that the Company does not satisfy the continued listing standards of the Exchange set forth in Section 1003(a)(iv) of the NYSE MKT LLC Company Guide (the “Company Guide”) in that the Company has sustained losses which are so substantial in relation to its overall operations, or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether it will be able to continue operations and/or meet its obligations as they mature.

In order to maintain its listing, the Company must submit a specific plan of compliance (the “Plan”) by May 31, 2013 addressing how it intends to regain compliance with Section 1003(a)(iv) of the Company Guide by June 30, 2013 (the “Plan Period”). If the Plan is accepted, the Company may be able to continue its listing during the Plan Period, but will be subject to continued periodic review by the Exchange.

If the Company does not submit a Plan by May 31, 2013 or the Plan is not accepted by the Exchange, it will be subject to delisting proceedings. Furthermore, if the Plan is accepted but the Company is not in compliance with the continued listing standards by June 30, 2013, or if the Company does not make progress consistent with the Plan during the Plan Period, the Exchange will initiate delisting proceedings as appropriate.

The Exchange’s notice has no immediate effect on the listing of the Company’s common stock on the Exchange. The Company is considering actions that it may take in response to this notice in order to regain compliance with the continued listing requirements and expects to submit the Plan on or before May 31, 2013.

Item 7.01        Regulation FD Disclosure.

The Company issued a press release on May 23, 2013 announcing that it had received a notice from the Exchange indicating that it does not satisfy the continued listing standards of the Exchange set forth in Section 1003(a)(iv) of the Company Guide . A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

3

The information under Item 7.01 of this Form 8-K and set forth in the attached Exhibit 99.1, is intended to be furnished under and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing

Item 9.01 Exhibits

(d) Exhibits

Exhibit
No.	Description
99.1	Press Release dated May 23, 2013

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2013	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Steven van der Velden
Steven van der Velden
Chief Executive Officer

5